Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-97047, No. 333-109182 and No. 333-114075) of Caterpillar Financial Services Corporation of our report dated January 27, 2004, except as to Note 16 which is as of June 10, 2004, appearing in this Form 8-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Memphis, Tennessee

June 11, 2004